Exhibit 10.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT, dated as of March 26, 2018 (this “Agreement”), by and among the stockholders listed on Schedule A hereto (collectively, the “Stockholders” and each individually, a “Stockholder”), and GGP Inc., a Delaware corporation (the “Company”). Unless context otherwise requires, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, each Stockholder agrees to enter into this Agreement with respect to all shares of common stock of the Company (the “Company Shares”) (and any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, Company Shares) that such Stockholder owns, beneficially (within the meaning of Rule 13d-3 promulgated under the Exchange Act) or of record as of the date hereof, and any additional Company Shares (and any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, Company Shares) that such Stockholder may acquire beneficial (within the meaning of Rule 13d-3 under the Exchange Act) or record ownership of, whether upon the exercise of options, conversion of convertible securities or otherwise, after the date hereof (collectively, the “Subject Shares”); provided that the Subject Shares shall not include the Company Shares set forth on Schedule B hereto (the “Excluded Shares”);

WHEREAS, as of the date hereof, the Stockholders, collectively, are the beneficial or legal owners of record, and collectively have either sole or shared voting power over, the total number of Subject Shares set forth on Schedule A hereto;

WHEREAS, concurrently with the execution of this Agreement, Brookfield Property Partners L.P., a Bermuda limited partnership (“Parent”), Goldfinch Merger Sub Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Acquisition Sub”) and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, (i) Acquisition Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as an indirect subsidiary of Parent, (ii) the Company will amend and restate its certificate of incorporation as set forth in the Merger Agreement (the “Charter Amendment”) and (iii) the Company will amend and restate its bylaws as set forth in the Merger Agreement (the “Bylaw Amendment”);

WHEREAS, the Company Board, acting upon the unanimous recommendation of the Special Committee, has unanimously (excluding the Affiliated Directors) (i) determined that the Transaction Agreements and the Transactions are advisable and in the best interests of the Company’s stockholders, (ii) approved the execution, delivery and performance of the Transaction Agreements and the consummation of the Transactions, and (iii) resolved to recommend adoption of the Merger Agreement, the Charter Amendment and the Bylaw Amendment by the Company’s stockholders; and

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, the Company has required that the Stockholders enter into this Agreement, and the Stockholders desire to enter into this Agreement to induce the Company to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree, severally and not jointly, as follows:

1. Voting of Shares.

(a) From the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date (as defined below), at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment, postponement or recess thereof, and on every action or approval by written consent of the stockholders of the Company, with respect to any of the following, each Stockholder shall vote or cause to be voted the Subject Shares that such Stockholder is entitled to vote (including by delivering to the Secretary of the Company a duly executed proxy card): (x) unless the Company Board, upon the recommendation of the Special Committee, has made a Company Board Recommendation Change that has not been rescinded or otherwise withdrawn, in favor of the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, the Charter Amendment and the Bylaw Amendment, and any action or proposal that would reasonably be expected to be in furtherance of the foregoing, and (y) against any other action, proposal or agreement that is not recommended by the Company Board, upon the recommendation of the Special Committee, and that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (B) result in any of the conditions to the consummation of the Merger or the Charter Amendment or the Bylaw Amendment under Section 7.01 or Section 7.02 of the Merger Agreement not being fulfilled, or (C) impede, frustrate, interfere with, delay or adversely affect the Merger, the Charter Amendment, the Bylaw Amendment and the other transactions contemplated by the Merger Agreement.

(b) Any written consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of such consent.

(c) Except as explicitly set forth in this Section 1, nothing in this Agreement shall limit the right of each Stockholder to vote (or cause to be voted), including by proxy, if applicable, in favor of, or against or to abstain with respect to, any other matters presented to the stockholders of the Company. Nothing in this Section 1(c) shall be deemed to limit or waive any obligations of Parent or Acquisition Sub under the Merger Agreement.

2. Transfer of Shares. Each Stockholder covenants and agrees that during the period from the date of this Agreement through the Expiration Date, other than as contemplated by the Exchange Agreement or with the prior written consent of the Company, upon the recommendation of the Special Committee, such Stockholder will not, directly or indirectly, (i) transfer, assign, sell, gift, pledge, encumber, lend, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution, by operation of law or otherwise) of or consent (whether or not in writing) to any of the foregoing (“Transfer”), or cause to be Transferred, any of the Subject Shares; provided, that nothing in this clause (i) shall prohibit Transfers from any Stockholder(s) to any other Stockholder(s) or to any Affiliate of any Stockholder(s) who agrees to be bound by the terms of this Agreement with respect to any Subject Shares Transferred to such Affiliate, (ii) deposit any of the Subject Shares into a voting trust or enter into a voting agreement, arrangement or understanding with respect to the Subject Shares or grant any proxy, corporate representative appointment or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any Company Shares or (iv) take any other action, that would materially restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder. The foregoing restrictions on Transfers of Subject Shares shall not prohibit any such Transfers by any Stockholder in connection with the Transactions, including Transfers from a Stockholder to Parent or one or more of its Subsidiaries in connection with the consummation of the Transactions provided any such transferee agrees to be bound by the terms of this Agreement.

3. Additional Covenants of the Stockholders.

(a) Further Assurances. From time to time and without additional consideration, each Stockholder shall (at such Stockholder’s sole cost and expense) execute and deliver, or cause to be executed and delivered, such additional instruments, and shall (at such Stockholder’s sole cost and expense) take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent and purpose of this Agreement.

(b) Waiver of Appraisal Rights. Each Stockholder hereby waives, to the full extent permitted by Law, and agrees not to assert, exercise or perfect any appraisal rights (including pursuant to Section 262 of the DGCL or otherwise) in connection with the Transactions, with respect to any and all Subject Shares held by the undersigned of record or beneficially owned.

(c) Validity of this Agreement. Each Stockholder agrees not to commence, join in, facilitate, assist or knowingly encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company or any of its Affiliates, successors or directors challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement.

4. Representations and Warranties of each Stockholder. Each Stockholder on its own behalf hereby represents and warrants to the Company, severally and not jointly, with respect to such Stockholder and such Stockholder’s ownership of the Subject Shares, as of the date of this Agreement, as follows:

(a) Authority. Such Stockholder is duly organized, validly existing and to the extent such concept is applicable, in good standing under the laws of its jurisdiction of formation or organization and has full corporate or similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and assuming the due execution of this Agreement by the Company, constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as enforcement may be limited by the Enforceability Limitations. If such Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement does not require any other corporate or similar proceedings on the part of such Stockholder or any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Authority.

(b) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or to such Stockholder’s property or assets, other than any of the foregoing that would not, and would not reasonably be expected to, prevent, impede or delay such Stockholder’s ability to perform such Stockholder’s obligations hereunder.

(c) The Subject Shares. Other than restrictions in favor of the Company pursuant to this Agreement, the Exchange Agreement and the Standstill Agreement, and except for such transfer restrictions of general applicability as may be provided under the Securities Act, or the “blue sky” Laws of the various states of the United States, such Stockholder is the record and beneficial owner of, or is a trust or estate that is the record holder of and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all security interests, liens, changes, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise transfer or dispose of such Subject Shares), other than any of the foregoing that would not reasonably be expected to prevent or delay such Stockholder’s ability to perform such Stockholder’s obligations hereunder. Except for the Excluded Shares, such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto (except that such Stockholder may be deemed to beneficially own Subject Shares owned by other Stockholders party hereto). The Stockholders have, or will have at the time of the applicable Company stockholder meeting, the sole right to vote or direct the vote of, or to dispose of or direct the disposition of, such Subject Shares (it being understood in the case of Stockholders that are trusts, that the trustees thereof have the right to cause such Stockholders to take such actions), and none of the Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Subject Shares that would prevent or delay a Stockholder’s ability to perform its obligations hereunder. Other than the Exchange Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Stockholder to Transfer, or cause to be Transferred, any of the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto (other than a Transfer from one Stockholder to another Stockholder) and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares.

(d) Reliance by the Company. Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

(e) Litigation. As of the date hereof, to the knowledge (actual or constructive) of such Stockholder, there is no action, proceeding or investigation pending or threatened against such Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Stockholder in connection with this Agreement.

(f) Other Agreements. As of the date hereof, other than this Agreement or as expressly contemplated by the Merger Agreement, there are no contracts, undertakings, commitments, agreements, obligations, arrangements or understandings, whether written or oral, between such Stockholder or any of its Affiliates, on the one hand, and any other Person (other than the Company), on the other hand, relating in any way to the Transactions, or to the ownership or operations of the Company after the Merger Effective Time.

(g) Finders Fees. Other than as expressly contemplated by the Merger Agreement, no broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

5. Representations and Warranties of the Company. The Company represents and warrants to the Stockholders, as of the date of this Agreement, as follows: The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Merger Agreement by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company Board, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or the Merger Agreement by the Company or the consummation of the transactions contemplated hereby and thereby, other than obtaining the Requisite Stockholder Approval. The Company has duly and validly executed this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations.

6. Stockholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record holder or beneficial owner of, or as a trust whose beneficiaries are the beneficial owners of, Subject Shares and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer of the Company. The taking of any actions (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

7. Termination. This Agreement shall automatically terminate without further action upon the earliest to occur of (i) the Charter Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the written agreement of the Stockholders and the Company, upon recommendation of the Special Committee, to terminate this Agreement (the “Expiration Date”).

8. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of, and relating to, the Subject Shares shall remain vested in and belong to the Stockholders, and the Company shall have no authority to direct the Stockholders in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

9. Legal Representation. This Agreement was negotiated by the parties hereto with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party hereto shall not apply to any construction or interpretation thereof.

10. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Transactions are consummated.

11. Documentation and Information. Each Stockholder consents to and hereby authorizes the Company to publish and disclose in all documents and schedules filed with or furnished to the SEC, and any press release or other disclosure document that the Company determines to be necessary in connection with the Transactions, such Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of such Stockholder’s commitments and obligations under this Agreement, and such Stockholder acknowledges that the Company may, in the Company’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority. Such Stockholder agrees to promptly give the Company any information it may reasonably require relating to such Stockholder for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify the Company of any required corrections with respect to any such written information supplied by it specifically for use in any such disclosure document, if and to the extent that, to such Stockholder’s knowledge, any such information shall have become false or misleading in any material respect. The initial press release regarding the Transactions shall be a joint press release issued by the parties to the Merger Agreement and thereafter none of the parties to this Agreement or any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Transaction Agreements and the Transactions without the prior consultation of the other party and giving the other party the opportunity to review and comment on such press release or other announcement, except for any such release or other announcement (i) required by applicable Law or the rules or regulations of any applicable United States securities exchange, the Toronto Stock Exchange or regulatory or Governmental Authority to which the relevant party is subject or (ii) containing only information previously publicly disclosed in accordance with this Section 11 and Section 6.03 of the Merger Agreement or otherwise consistent in all material respects with previous statements made jointly by Parent and the Company; provided, however, that the restrictions set forth in this Section 11 and Section 6.03 of the Merger Agreement shall not apply to any release or announcement made or proposed to be made following a Company Board Recommendation Change.

12. Specific Performance. Each Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) the Company is relying on such covenants in connection with entering into the Merger Agreement and (c) a violation of any of the terms of such covenants, obligations or agreements will cause the Company irreparable injury for which adequate remedies are not available at law and for which monetary damages are not readily ascertainable. Therefore, each Stockholder agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such Stockholder from committing any violation of such covenants, obligations or agreements.

13. Incorporation by Reference. The parties agree that Sections 9.09(a)-(b) and 9.13 of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER OR RELATING TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE FACTS OR CIRCUMSTANCES LEADING TO THE EXECUTION OR PERFORMANCE OF THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO STOCKHOLDER OR REPRESENTATIVE OR AFFILIATE THEREOF HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER KNOWINGLY AND VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 14.

15. Amendment, Waivers, etc. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by (a) the Company, upon the recommendation of the Special Committee and (b) each of the Stockholders. Without limiting the foregoing, no provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

16. Assignment; No Third Party Beneficiaries. Subject to Section 2, this Agreement shall not be assignable or otherwise transferable by a party without the prior written consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect, except that any Stockholder may assign all or any of its rights and obligations hereunder to any of its Affiliates; provided, however, that no such assignment shall (i) relieve the assigning party of its obligations hereunder or (ii) reasonably be expected to delay, impede or prevent the performance of such Stockholders’ obligations hereunder or otherwise adversely affect the Company or its Stockholders. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

17. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) immediately upon delivery by hand, electronic mail or by facsimile (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice or communication:

if to the Company to:

GGP Inc.
350 N. Orleans St., Suite 300
Chicago, IL 60654-1607
Attention: General Counsel
Email: generalcounsel@ggp.com
(A)

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Alan Klein
Email: aklein@stblaw.com

and

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Joseph C. Shenker

Robert W. Downes
Brian E. Hamilton
Email: shenkerj@sullcrom.com
downesr@sullcrom.com
hamiltonb@sullcrom.com

(B)	if to any Stockholder to:

Brookfield Property Group
Brookfield Place
250 Vesey Street, 15th Floor
New York, NY 10181
Attention: Brian Kingston, Chief Executive Officer
Murray Goldfarb, Managing Partner
Email: brian.kingston@brookfield.com
murray.goldfarb@brookfield.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Michael J. Aiello
Matthew J. Gilroy
Email: Michael.aiello@weil.com
Matthew.gilroy@weil.com

18. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

19. Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings among the parties hereto with respect to the subject matter hereof, other than the Exchange Agreement and the Merger Agreement. No addition to or modification of any provision of this Agreement shall be binding upon either party hereto unless made in writing in accordance with Section 15 and signed by both parties.

20. Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

21. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GGP Inc.

By:	/s/ Sandeep Mathrani
Name: Sandeep Mathrani
Title: Chief Executive Officer

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

BROOKFIELD RETAIL HOLDINGS VII LLC

By:	BROOKFIELD ASSET MANAGEMENT
PRIVATE INSTITUTIONAL CAPITAL
ADVISER US, LLC, its manager

By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

NEW GGP WARRANTS LLC

By:	/s/ Danielle Brody
Name:	Danielle Brody
Title:	Vice President

BROOKFIELD RETAIL MALL LLC

By:	/s/ Danielle Brody
Name:	Danielle Brody
Title:	Vice President

BW PURCHASER, LLC

By:	/s/ Danielle Brody
Name:	Danielle Brody
Title:	Vice President

BROOKFIELD RETAIL HOLDINGS WARRANTS LLC

By:	BROOKFIELD ASSET MANAGEMENT
PRIVATE INSTITUTIONAL CAPITAL
ADVISER US, LLC, its manager

By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

BPY RETAIL I LLC

By:	/s/ Danielle Brody
Name:	Danielle Brody
Title:	Vice President

BPY RETAIL V LLC

By:	/s/ Danielle Brody
Name:	Danielle Brody
Title:	Vice President

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

BROOKFIELD BPY RETAIL HOLDINGS II SUBCO LLC

By:	/s/ Danielle Brody
Name:	Danielle Brody
Title:	Vice President

NEW BROOKFIELD BPY RETAIL HOLDINGS II LLC

By:	/s/ Danielle Brody
Name:	Danielle Brody
Title:	Vice President

BROOKFIELD RETAIL HOLDINGS II SUB III LLC

By:	BROOKFIELD ASSET MANAGEMENT
PRIVATE INSTITUTIONAL CAPITAL
ADVISER US, LLC, its manager

By:	/s/ Murray Goldfarb
Name:	Murray Goldfarb
Title:	Managing Partner

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

SCHEDULE A

SUBJECT SHARES

Stockholder Name:	Subject Shares
BW Purchaser, LLC	12,989,228
New GGP Warrants LLC	28,573,419
Brookfield Retail Holdings Warrants LLC	24,063,298
Brookfield Retail Mall LLC	2,577,297
Brookfield Retail Holdings VII LLC	79,094,965
BPY Retail I LLC	45,890,612
BPY Retail V LLC	70,114,877
New Brookfield BPY Retail Holdings II LLC	6,985,772
Brookfield BPY Retail Holdings II Subco LLC	53,000,412
Brookfield Retail Holdings II Sub III LLC	351,958

Total:	323,641,838

SCHEDULE B

EXCLUDED SHARES

Stockholder Name:	Excluded Shares
Brookfield Retail Holdings V Fund B LP (Edmonton)	439,768
Brookfield Retail Holdings V Fund D LP (KIA)	2,972,274

Total:	3,412,042

The Excluded Shares are owned for the benefit of third parties not affiliated with Parent.